January 27, 1994

Security Capital Bancorp
507 West Innes Street
Salisbury, North Carolina 28145-1387

Attention:   Mr. David B. Jordan, Vice Chairman/CEO

Gentlemen:

Re: First Federal Savings and Loan Association of Charlotte

      Reference is made to the letter dated December 15, 1993 (the "Letter"), concerning the possible sale to Security Capital Bancorp ("SecCap"), or a wholly-owned subsidiary thereof to be designated by SecCap, of 100% of the issued and outstanding stock of First Federal Savings and Loan Association of Charlotte, a wholly-owned subsidiary of Fairfield Communities, Inc.

      The first sentence of paragraph 5 of the Letter and paragraph 11.a.(i) of the Letter are hereby amended, in both cases to delete the date
"January 29, 1994" and to substitute therefore the date "February 18, 1994". Except as hereby expressly amended, all of the terms of the Letter remain in full force and effect.

      If the foregoing meets with your approval, please so indicate by dating and signing the enclosed duplicate original of this letter and returning it to me not later than January 31, 1994.

Agreed to and Accepted:                  Very truly yours,

SECURITY CAPITAL BANCORP                 FAIRFIELD COMMUNITIES, INC.

By: s/ David B. Jordan                   By: s/ J.W. McConnell
       David B. Jordan                          J.W. McConnell
       Vice Chairman/CEO                        President

Date: January 27, 1994.